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                                                                   Exhibit 23.03


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report on the financial statements of Altsys Corporation dated November 28, 1994 incorporated by reference in this Form S-3. It should be noted that we have audited the financial statements of Altsys Corporation as of and for the nine-month period ended September 30, 1994. We have not audited any financial statements subsequent to September 30, 1994 or performed any audit procedures subsequent to the date of our report.


                                          /s/ Arthur Andersen LLP
                                          -----------------------
                                          Arthur Andersen LLP


Dallas, Texas,
July 24, 1997